UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Hartwell Avenue

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

GI Dynamics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the offices of KPMG, 10 Shelley Street, Sydney, NSW, 2000, Australia on May 22, 2016 EDT (which was May 23, 2016 AEST). Of the Company’s 9,510,557 shares of common stock issued and outstanding and eligible to vote as of the record date of April 11, 2016, a quorum of 4,684,450 shares, or 49.3% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016. The following actions were taken at the Annual Meeting:

1.	Re-election as Class II Directors of the Company for a term of three years to serve until the annual meeting of stockholders to be held in 2019, and until their respective successors have been duly elected and qualified:

Name of Director Elected	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Timothy J. Barberich	4,680,752	2,182	1,516	4,735,334
Graham J. Bradley	4,680,602	2,182	1,666	4,735,334

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: May 24, 2016	/s/ Robert Solomon
Robert Solomon
Vice President, Finance